Robert T. Malasek

March 10, 2008

Business.vn, Inc.
9449 Balboa Ave, Suite 103
San Diego, CA 92123

To the Board of Directors

          I, Robert T. Malasek, hereby tender my resignation as Chief Financial Officer of Business.vn, Inc. a Nevada corporation, such resignation to be effective immediately.

DATED this 10th day of March, 2008.

Robert T. Malasek

29394 Via Napoli, Laguna Niguel, CA 92677
Phone: 760.274.3337 • Fax: 949.873.5077